                                                                    Exhibit 4.03

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                                  CHIRON CORPORATION

                                         AND

                              CETUS ONCOLOGY CORPORATION

                             (FORMERLY CETUS CORPORATION)

                                          TO

                                BANKERS TRUST COMPANY,

                                       TRUSTEE


                                    --------------

                            SECOND SUPPLEMENTAL INDENTURE

                              Dated as of March 25, 1996


                                    --------------

             5-1/4 PER CENT CONVERTIBLE SUBORDINATED DEBENTURES DUE 2002


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

         SECOND SUPPLEMENTAL INDENTURE, dated as of the 25th day of March, 1996, by and among Chiron Corporation, a Delaware corporation, having its principal office at 4560 Horton Street, Emeryville, California 94608 (the "Company"), Cetus Oncology Corporation (formerly Cetus Corporation), a Delaware corporation, having its principal office at 4560 Horton, Emeryville, California 94608 ("Cetus"), and Bankers Trust Company, a New York State banking corporation having its principal corporate trust and agency office at Four Albany Street, New York, New York 10015, Trustee (the "Trustee").

         WHEREAS, Cetus has heretofore executed and delivered to the Trustee an indenture, dated as of May 21, 1987 (as amended by the First Supplemental Indenture referred to below, the "Indenture"), permitting the issuance of 5-1/4 per cent Convertible Subordinated Debentures Due 2002 (the "Securities");

         WHEREAS, effective on or about December 12, 1991, Chiron Acquisition Subsidiary, Inc., a Delaware corporation and a wholly owned subsidiary of the Company, merged with and into Cetus pursuant to Section 253 of the General Corporation Law of the State of Delaware, and Cetus became a wholly owned subsidiary of the Company;

         WHEREAS, pursuant to Section 801 of the Indenture, the Company, Cetus and the Trustee entered into a First Supplemental Indenture dated as of December 12, 1991 (the "First Supplemental Indenture"), whereby the Company assumed the obligations of Cetus for the issuance of shares of its common stock upon the conversion of a Security after the date thereof;


                                          1.

         WHEREAS, effective on or about March 25, 1996, the Company and Cetus propose to merge Cetus with and into the Company pursuant to Section 253 of the General Corporation Law of the State of Delaware (the "Merger"), with the Company being the surviving corporation (the effective date of the Merger being referred to herein as the "Merger Date").

         WHEREAS, Section 701 of the Indenture provides that Cetus may not merge into another Person unless (i) the Person into which Cetus is merged is a "corporation organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia," that expressly assumes by a supplemental indenture the "due and punctual payment of the principal of (and premium, if any) and interest (including all additional interest payable pursuant to Section 1004) on all the Securities and the performance of every covenant of the Indenture on the part of [Cetus] to be performed or observed and shall have provided for conversion rights in accordance with Section 1211, and shall expressly waive, by such supplemental indenture . . . , any right to redeem the Securities under circumstances in which [Cetus] would not have been entitled to redeem the Securities if such merger had not occurred", (ii) immediately after giving effect to such transaction no Event of Default and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing, and (iii) Cetus shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such merger and such supplemental indenture comply with Article Seven, the Indenture, and that all the conditions precedent provided for in the Indenture relating to such transaction have been complied with; and thereafter, pursuant to Section 702 of the Indenture, the Company shall succeed to, and be substituted for, and may exercise every right


                                          2.

and power of, Cetus under the Indenture, and Cetus shall "be relieved of all obligations and covenants" under the Indenture and the Securities and coupons;

         WHEREAS, the Company and Cetus have determined that this Second Supplemental Indenture complies with Section 801(1) of the Indenture and does not require the consent of any Holders of Securities;

         WHEREAS, in accordance with Sections 701(3) and 803 of the Indenture, Cetus has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that the Merger and this Second Supplemental Indenture complies with Articles Seven and Eight of the Indenture and that all conditions precedent set forth in the Indenture relating to the Merger and this Second Supplemental Indenture have been complied with; and

         WHEREAS, all things necessary to make this Second Supplemental Indenture a valid agreement of the Company, Cetus and the Trustee and a valid amendment of and supplement to the Indenture have been done;

         NOW, THEREFORE, THIS SECOND SUPPLEMENTAL INDENTURE Witnesseth:

         For and in consideration of the premises, it is mutually covenanted and agreed, for the equal and proportionate benefit of the holders of the Securities, as follows:


                                          3.

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                                     ARTICLE ONE

                              ASSUMPTION OF OBLIGATIONS


         SECTION 1.1    SOLE OBLIGATION OF THE COMPANY.

         On and after the Merger Date, the Company assumes full and sole obligation for the due and punctual payment of the principal of (and premium, if any) and interest (including all additional interest payable pursuant to Section
1004) on all the Securities and the performance of every covenant of the Indenture on the part of Cetus to be performed or observed and hereby waives any right to redeem the Securities under circumstances in which Cetus would not have been entitled to redeem the Securities if the Merger had not occurred. On and after the Merger Date, Cetus shall be relieved of all obligations and Covenants under the Indenture and the Securities and Coupons.

                                     ARTICLE TWO

                               AMENDMENTS OF INDENTURE


         SECTION 2.1    AMENDMENT OF DEFINITIONS.

         (a)  Section 101 of the Indenture is hereby amended as follows:

              (i) the definition of "Common Stock" is hereby amended to read in full as follows:


                                          4.

         "Common Stock" includes any stock of any class of the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which is not subject to redemption by the Company. However, subject to the provisions of Section 1211, shares issuable on conversion of Securities shall include only shares of the class designated as Common Stock of the Company at the date of this instrument or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which are not subject to redemption by the Company; PROVIDED that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

              (ii) The definition of "COMPANY" is hereby amended to read in full as follows:

    "Company" means Chiron Corporation, a Delaware corporation, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Person.


         SECTION 2.2    AMENDMENT OF PROVISIONS OF GENERAL APPLICATION.


                                          5.

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         (a)  Section 103(a) of the Indenture is hereby amended by deleting at the end of the second sentence thereof "or the Parent" and by deleting the fourth sentence thereof and substituting therefore the following sentence:


         "Proof of execution of any such instrument or of a writing appointing any such agent or proxy, or of the holding by any Person of a Security, shall be sufficient for any purpose of this Indenture and (subject to Section 601) conclusive in favor of the Trustee and the Company if made in the manner provided in this Section."

         (b) Section 104 of the Indenture is hereby amended by deleting subsections (1) and (2) in their entireties and substituting therefor the following:

              (1) the Trustee by any Holder of Securities or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, or

              (2) the Company by the Trustee or by any Holder of Securities shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing, mailed, first-class postage prepaid, or telexed or telecopied and confirmed by mail, first-class postage prepaid, addressed to it at the address of its principal office specified in the first paragraph of this instrument or any supplement to this instrument, to the attention of its Treasurer, or at any other address previously furnished in writing to the Trustee by the Company.


         SECTION 2.3    AMENDMENT OF PROVISIONS REGARDING SUPPLEMENTAL
INDENTURES.


                                          6.

         (a) Section 801 of the Indenture is hereby amended in its entirety to read as follows:


         SECTION 801    SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF HOLDERS.

         Without the consent of any Holders of Securities or coupons, the Company, when authorized by a Board Resolution, and the Trustee at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

         (1) to evidence the succession of another corporation to the Company and the assumption by any such successor of the covenants of the Company herein in the Securities and in the coupons; or

         (2) to add to the covenants of the Company for the benefit of the Holders of Securities or coupons, or to surrender any right or power herein conferred upon the Company; or

         (3) to relax or eliminate the restrictions on payment of principal of (and premium, if any) and interest on Bearer Securities in the United States under the circumstances described in the last sentence of the first paragraph of the face of the form of Bearer Securities set forth in Section 202; or

         (4) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture, PROVIDED such action pursuant


                                          7.

    to this clause (4) shall not adversely affect the interest of the Holders of Securities or coupons in any material respect.

         Without the consent of any Holders of Securities or coupons, the Company, when authorized by a Board Resolution, and the Trustee at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for the following purpose:

         (1) to make provision with respect to the conversion rights of Holders of Securities pursuant to Section 1211.

         (b) Section 806 of the Indenture is hereby amended to read in full as follows:


         SECTION 806    NOTICE OF SUPPLEMENTAL INDENTURES.

         Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of Section 802, the Company shall give notice, setting forth in general terms the substance of such supplemental indenture, in the manner provided in Section 105. Any failure of the Company to give such notice, or any defect therein, shall not in any way impair or affect the validity of any such supplemental indenture.


         SECTION 2.4    AMENDMENT OF PROVISIONS RELATING TO THE TRUSTEE.

         Section 602(b) of the Indenture is hereby amended in its entirety to read in full as follows:


                                          8.

         (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order, and, any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution.


         SECTION 2.5    AMENDMENT OF CONVERSION OF SECURITIES.

         (c) Section 1203 of the Indenture is hereby amended to read in full as follows:


         SECTION 1203.  FRACTIONS OF SHARES.

    No fractional shares or scrip representing fractional shares of Common
Stock shall be issued upon conversion of Securities. If more than one Security shall be surrendered for conversion at one time by the same Holder, the number of full shares which shall be issuable upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Securities (or, in the case of Registered Securities, specified portions thereof) so surrendered. Instead of any fractional share of Common Stock which would otherwise be issuable upon the conversion of any Security or Securities (or in the case of Registered Securities, specified portions thereof), the Company shall pay a cash adjustment in respect of such fraction in an amount equal to the current market value of such fractional interest computed to the nearest cent on the basis of the Closing Market Price Per Share of the Common Stock on the last day prior to the day of conversion on which there is such a Closing Market Price Per Share.

         (d) Section 1204 of the Indenture is hereby amended to read in full as follows:


         SECTION 1204.  ADJUSTMENT OF CONVERSION PRICE.


                                          9.

         (1) In case at any time after March 25, 1996, the Company shall (i) pay or make a dividend or other distribution on any class or series of capital stock of the Company in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares, (iv) issue by reclassification of its Common Stock any shares of its capital stock, or (v) make a distribution on its Common Stock in shares of its capital stock other than Common Stock, the Conversion Price in effect immediately prior thereto shall be adjusted so that the Holder of a Security thereafter converted may receive the number of shares of Common Stock or capital stock of the Company which he would have owned immediately following such action if he had converted the Security immediately prior to such action. Such adjustment shall become effective immediately at the opening of business on the day following the record date, if any, in the case of a dividend, distribution, subdivision, combination or reclassification with respect to which the Company has fixed a record date for the determination of shareholders entitled to receive such dividend, distribution, subdivision, combination or reclassification, or if no such record date has been fixed, such reduction shall become effective immediately after the opening of business on the day following the effective date of such dividend, distribution, subdivision, combination or reclassification. For the purposes of paragraph
(1)(i), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.


                                      10.

         (2) In case at any time after March 25, 1996 the Company shall issue rights or warrants to all holders of its Common Stock entitling them initially to subscribe for or purchase shares of Common Stock at a price per share less than the current market price per share (determined as provided in paragraph (4) of this Section 1204) of the Common Stock on the date fixed for the determination of stockholders entitled to receive such rights or warrants, the Conversion Price in effect at the opening of business on the day following the date fixed for such determination shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such current market price and the denominator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase, such reduction to be made whenever such rights or warrants are issued and will become effective immediately at the opening of business on the day following the date fixed for such determination. For the purposes of this paragraph (2), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not issue any rights or warrants in respect of shares of Common Stock held in the treasury of the Company.


                                          11.

         (3) In case at any time after March 25, 1996 the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock evidences of its indebtedness or any of its assets, or any rights or warrants entitling holders thereof to subscribe for or purchase securities of the Company or any other securities (but excluding any rights or warrants referred to in paragraph
(2) of this Section 1204, any dividend or distribution paid in cash, any dividend or distribution paid out of the surplus of the Company or the consolidated net profits for the then current or preceding fiscal year of the Company and any dividend or distribution referred to in paragraph (1) of this Section), the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to such action by a fraction of which the numerator shall be the current market price per share (determined as provided in paragraph (4) of this Section) of the Common Stock on the date fixed for the determination of stockholders entitled to receive such distribution less the then fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) of the portion of such assets or evidences of indebtedness or shares or rights or warrants so distributed applicable to one share of Common Stock and the denominator shall be such current market price per share of the Common Stock, such adjustment to be made whenever such distribution is made and shall become effective immediately at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such distribution. In the event that the Company shall distribute or shall have distributed to all holders of shares of Common Stock, rights or warrants to purchase securities that are not


                                          12.

initially detachable from the Common Stock (whether or not such distribution shall have occurred prior to the date of this Indenture), then the distribution of separate certificates representing such rights or warrants subsequent to their initial distribution shall be deemed to be the distribution of such rights or warrants for purposes of this paragraph (3). Notwithstanding the foregoing, in the event that the Company shall distribute rights or warrants to purchase securities ("Rights") to holders of Common Stock, the Company may, in lieu of making the foregoing adjustment pursuant to this paragraph (3) and to the extent such Rights would be issued with other shares of Common Stock issued at the time of conversion, make proper provision so that each Holder of a Security who converts such Security (or any portion thereof) (a) before the record date for such distribution shall be entitled to receive upon such conversion shares of Common Stock issued with Rights and (b) after the record date for such distribution (but prior to the expiration or redemption of the Rights) shall be entitled to receive upon such conversion, in addition to the shares of Common Stock issuable upon such conversion, the same number of Rights to which a holder of the number of shares of Common Stock into which the principal amount of the Security so converted was convertible immediately prior to the record date for such distribution would have been entitled on the record date for such distribution in accordance with the terms and provisions of and applicable to the Rights.

         (4) For the purpose of any computation under paragraphs (2) and (3) of this Section, the current market price per share of Common Stock in any case shall be deemed to be the average of the Closing Market Prices Per Share for 20 consecutive trading days selected by the Company during the period commencing 30 trading days before the day in question.


                                          13.

         (5) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1 percent in the Conversion Price; PROVIDED, HOWEVER, that any adjustments which by reason of this paragraph (5) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

         (6) No adjustment in the Conversion Price shall be required in the case of transactions (i) in which the Holders of Securities are entitled to participate on a basis and with notice that the Board of Directors determines to be fair and appropriate or (ii) which effectuate a change in the par value or lack thereof of the Common Stock.

         (7) The Company from time to time may reduce the Conversion Price by any amount for any period of time, provided that the reduction is effective for at least 20 days and that the reduction is irrevocable during such period. Whenever the Conversion Price is reduced, the Company shall publish notice of the reduction to Holders of Securities. The Company shall publish such notice at least 15 days before the date the reduced Conversion Price takes effect. The notice shall state the reduced Conversion Price and the period it will be in effect. After the expiration of such period, the Conversion Price shall revert to the price immediately preceding such reduction. The Company may also, from time to time, reduce the Conversion Price in order to avoid taxation of the Company's stockholders in connection with the transactions described in this
Section 1204. The Company may, but is not required to, reduce the Conversion Price if the


                                          14.

making of, or a failure to make, an adjustment in the Conversion Price under this Article would cause imposition of a tax on the Company's stockholders.

         (8) In any case in which this Section 1204 shall require that an adjustment be made, the Company may elect to defer (but only until five Business Days in the Place of Conversion following the effective date of such adjustment) the issuance to the holder of any Securities converted after such effective date of the shares of Common Stock or rights or warrants issuable on such conversion in excess of or in addition to the shares of Common Stock issuable on such conversion on the basis of the Conversion Price prior to such adjustment.

         (e) Section 1205 of the Indenture is hereby amended to read in full as follows:


    SECTION 1205.       NOTICE OF ADJUSTMENTS OF CONVERSION PRICE.

    Whenever the Conversion Price is adjusted as herein provided:

         (a) the Company shall compute the adjusted Conversion Price in accordance with Section 1204 and shall prepare a certificate signed by the Treasurer of the Company setting forth the adjusted Conversion Price and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed with the Trustee and at each office or agency maintained for the purpose of conversion of Securities pursuant to Section 1002; and

         (b) a notice stating that the Conversion Price has been adjusted and setting forth in reasonable detail the facts upon which such adjustment is based and the adjusted


                                          15.

Conversion Price shall as soon as practicable after the effectiveness of such adjustment be mailed by the Company to all Registered Holders at their last addresses as they shall appear in the Security Register and shall be published (but only once) in accordance with Section 105.

         (f) Section 1206 of the Indenture is hereby amended to read in full as follows:


              SECTION 1206.  NOTICE OF CERTAIN CORPORATE ACTION.

         In case at any time after March 25, 1996:

         (a) the Company shall declare a dividend (or any other distribution) on its Common Stock payable otherwise than in cash or out of its surplus or its consolidated net profits for its then current or preceding fiscal year; or

         (b) the Company shall authorize the granting to all holders of its Common Stock of rights or warrants to subscribe for or purchase Common Stock or of any other rights; or

         (c) there shall occur any reclassification of the Common Stock of the Company (other than a subdivision or combination of its outstanding shares of Common Stock), or any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or the sale or transfer of all or substantially all of the assets of the Company; or

         (d) there shall occur the voluntary or involuntary dissolution, liquidation or winding up of the Company;


                                          16.

    then (unless the Company has filed and mailed a notice pursuant to Section 1205 with respect to the events described in this Section 1206) the Company shall cause to be filed with the Trustee and at each office or agency maintained for the purpose of conversion of Securities pursuant to Section 1002, and shall cause to be mailed to all Registered Holders at their last addresses as they shall appear in the Security Register and shall publish (but only once) in accordance with Section 105, in each case, at least 20 days (or 10 days in any case specified in clause
    (a) or (b) above) prior to the applicable record date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up. Failure to give any such notice, or any defect therein, shall not affect the validity of the proceedings referred to in clauses (a), (b), (c) or (d) above.

         (h) Section 1207 of the Indenture is hereby amended to read in full as follows:


    SECTION 1207.  COMPANY TO RESERVE COMMON STOCK.


                                          17.

         The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, for the purpose of effecting the conversion of Securities, the full number of shares of Common Stock then issuable upon the conversion of all Outstanding Securities.

         The Company shall promptly after the issuance of the Global Security endeavor (i) to cause all registrations with, and to obtain any approval by, any governmental authority under any Federal or state law of the United States that may be required before the shares of Common Stock may be lawfully issued or transferred and delivered pursuant to this Article and (ii) to list or arrange for the quotation of the shares of Common Stock required to be issued or delivered upon conversion of Securities prior to such issue or delivery on each national securities exchange or quotation system on which the outstanding Common Stock is listed or quoted at the time of such delivery.

         (g) Section 1208 of the Indenture is hereby amended to read in full as follows:


         SECTION 1208.  TAXES ON CONVERSIONS.

         The Company will pay any and all stamp, excise or similar taxes or duties that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of Securities pursuant hereto. The Company shall not, however, be required to pay any tax or duty which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that of the Holder of the Security or Securities to be converted, and no such issue or delivery shall be made unless and until the person requesting such


                                          18.

issue has paid to the Company the amount of any such tax or duty, or has established to the satisfaction of the Company that such tax or duty has been paid.

         (i) Section 1209 of the Indenture is hereby amended to read in full as follows:

         SECTION 1209.  COVENANT AS TO COMMON STOCK.

         The Company covenants that all shares of Common Stock which may be issued upon conversion of Securities will upon issue be fully paid and nonassessable and, except as provided in Section 1208, the Company will pay all taxes or duties, liens and charges with respect to the issue thereof.

         (j) Section 1211 of the Indenture is hereby amended to read in full as follows:


                                          19.

         SECTION 1211. PROVISIONS IN CASE OF CONSOLIDATION, MERGER, SALE OF ASSETS OR RECLASSIFICATION.

         (a) In case of any consolidation of the Company with, or merger of the Company into, any other corporation (other than a merger or consolidation in which the Company is the continuing corporation), or in case of any sale or transfer of all or substantially all of the properties and assets of the Company as an entirety, the corporation formed by such consolidation or resulting from such merger or which acquires such assets, as the case may be, shall execute and deliver to the Trustee a supplemental indenture providing that the Holder of each Security then outstanding shall have the right thereafter, during the period such Security shall be convertible as specified in Section 1201, to convert such Security, in lieu of conversion into the shares of Common Stock deliverable on conversion immediately prior to such event, only into the kind and amount of securities and/or cash and/or other property, if any, receivable upon such consolidation, merger, sale or transfer by a holder of the number of shares of Common Stock into which such Security might have been converted immediately prior to such consolidation, merger, sale or transfer, assuming, if such consolidation, merger, sale or transfer is prior to the Exchange Date, that the Securities were convertible at the time of such consolidation, merger, sale or transfer at the initial Conversion Price specified in Section 1201 as adjusted from March 25, 1996 to such time pursuant to Section 1204.

         (b) In case of any reclassification or change of the shares of Common Stock (other than a change in par value, or from par value to no par value, or as a result of a subdivision or combination) or in case of any consolidation or merger of another corporation into the Company


                                          20.

in which the Company is the continuing corporation and in which the holders of the shares of Common Stock thereafter receive securities and/or cash and/or other property for such shares of Common Stock (including for this purpose shares reflecting a change in par value or from par value to no par value or as a result of a subdivision or combination of the shares of Common Stock), the Company (and any issuer of securities and/or cash and/or property exchanged for Common Stock) shall execute and deliver to the Trustee a supplemental indenture providing that the Holder of each Security then outstanding shall have the right thereafter, during the period such Security shall be convertible as specified in
Section 1201, to convert such Security, in lieu of conversion into the shares of Common Stock deliverable on such conversion immediately prior to such event, only into the kind and amount of securities and/or cash and/or other property, if any, receivable upon such reclassification, change, consolidation or merger by a holder of the number of shares of Common Stock into which such Security might have been converted immediately prior to such reclassification, change, consolidation or merger, assuming, if such reclassification, change, consolidation or merger is prior to the Exchange Date, that the Securities were convertible at the time of such reclassification, change, consolidation or merger at the initial Conversion Price specified in Section 1201 as adjusted from March 25, 1996 to such time pursuant to Section 1204. If, as a result of this subsection (b), the holder of any Securities thereafter surrendered for conversion shall become entitled to receive shares of two or more classes of capital stock of the Company, the Board of Directors (whose determination shall be conclusive and shall be described in a Board Resolution) shall determine the allocation of the Conversion Price between or among shares of such classes of capital stock.


                                          21.

         (c) Supplemental indentures referred to in subsections (a) and (b) above shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article. The above provisions of this Section shall similarly apply to successive consolidations, mergers, sales, transfers, reclassifications or changes.

         (j) Section 1212 of the Indenture is hereby amended to read in full as follows:


                                          22.

         SECTION 1212.  RESPONSIBILITY OF TRUSTEE FOR CONVERSION PROVISIONS.

         The Trustee, subject to the provisions of Section 601, and any Conversion Agent shall not at any time be under any duty or responsibility to any Holder to determine whether any facts exist which may require any adjustment of the Conversion Price, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. Neither the Trustee, subject to the provisions of Section 601, nor any Conversion Agent shall be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any other securities or property, which may at any time be issued or delivered upon the conversion of any Security; and it or they do not make any representation with respect thereto. Neither the Trustee, subject to the provisions of Section 601, nor any Conversion Agent shall be responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver any shares of stock or stock Certificates or other securities or property upon the surrender of any Security for the purpose of conversion; and the Trustee, subject to the provisions of
Section 601, and any Conversion Agent shall not be responsible for any failure of the Parent to comply with any of the covenants of the Company contained in this Article.


                                    ARTICLE THREE
                                    MISCELLANEOUS


         SECTION 3.1.   DEFINITIONS.


                                          23.

         Except as otherwise expressly provided or unless the context otherwise requires, all terms used herein which are defined in the Indenture shall have the meanings assigned to them in the Indenture.


         SECTION 3.2.   EFFECTIVE DATE.

         This Second Supplemental Indenture shall be effective as of the date first set forth above.


         SECTION 3.3.        RECITALS.

         The recitals contained herein shall be taken as the statements of Cetus and the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Second Supplemental Indenture.


         SECTION 3.4.   GOVERNING LAW.

    This Second Supplemental Indenture shall be governed by and construed in accordance with the laws of the jurisdiction which governs the Indenture and its construction.


         SECTION 3.5.   COUNTERPARTS.

    This Second Supplemental Indenture may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.


                                          24.

         SECTION 3.6.   INDENTURE RATIFIED.

         Except as expressly amended hereby the Indenture is in all respects ratified and confirmed, and all the terms, conditions and provisions thereof shall remain in full force and effect. This Second Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.


                                          25.

         IN WITNESS WHEREOF, the parties here to have caused this Second Supplemental Indenture to be duly executed, and have caused their respective seals to be hereunto affixed and attested, all as of the day and year first above written.

                                       CHIRON CORPORATION, a Delaware
                                       corporation


                                       By:     /s/ Edward E. Penhoet
                                               ------------------------------
                                       Title:  President
                                             --------------------------------
[Seal]

Attest:

/s/ William G. Green
- ----------------------------------
Title:  Secretary
      ----------------------------


                                       CETUS ONCOLOGY CORPORATION, a Delaware
                                       corporation


                                       By:     /s/ Edward E. Penhoet
                                               ------------------------------
                                       Title:  President
                                             --------------------------------
[Seal]

Attest:

/s/ William G. Green
- ----------------------------------
Title:  Secretary
      ----------------------------


                                          26.

                                       BANKERS TRUST COMPANY,
                                       as Trustee


                                       By:     /s/ Jenna Kaufman
                                               ------------------------------
                                       Title:  Vice President
                                             --------------------------------

[Seal]

Attest:

/s/ Jacki Bartruk
- ----------------------------------
Title:  Assistant Vice President
      ----------------------------


                                          27.